Exhibit 10.1

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER dated as of April ___, 2010, (the "Merger Agreement"), between Concord Ventures, Inc., a Colorado corporation ("CV"), and CCVG, a Delaware corporation ("Merger Co.").

WHEREAS: On the date hereof; CV has authority to issue 110,000,000 shares of stock, $0.0001par value per share (the "CV Common"), of which 100,000,000 common shares are authorized with
                  2,359,407 shares issued and outstanding, and CV has the authority to issue 100,000,000 shares of Preferred Stock of which 1,000 shares are issued and outstanding;

WHEREAS: On the date hereof, Merger Co. has authority to issue _________ shares of stock, $0.001 par value per share, 100,000,000 of which are Common Shares (the "Merger Co. Common") and _________ of which are Preferred Shares (the "Preferred Stock"), of which 1,000 shares of common stock are issued and outstanding and owned by CV; constituting 100% of the issued and outstanding common stock of Merger Co., and no Preferred Stock is outstanding at this date;

WHEREAS: The respective Boards of Directors of CV and Merger Co. have determined that it is advisable and in the best interests of each of such corporations that they merge into a Merger Co. pursuant to Section 252 of the Delaware General Corporation Law, under which Merger Co. would survive as the Company, by the merger of CV with and into Merger Co., and with each hold-er of CV Common receiving one share of Merger Co. Common in exchange for each such share of CV Common Stock outstanding;

WHEREAS: Under the respective certificates of incorporation of CV and Merger Co., the CV Common Stock and Preferred Stock have the same designations, rights and powers and preferences, and the qualifications, limitations and restrictions thereof, as the Merger Co. Common and Preferred Stock which will be exchanged therefore pursuant to the merger;

WHEREAS: The Boards of Directors of CV and Merger Co. have approved this Merger Agreement, shareholder approval having been obtain -ed by written consent pursuant to Section 252 of the Delaware General Corporation Law;

WHEREAS: The parties hereto intend that this Merger Agreement shall constitute a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code;

NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained, CV and Merger Co. hereby agree as follows:

1. Merger. CV shall be merged with and into Merger Co. (the "Merger"), and Merger Co. shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the date and time of filing a certified copy of this Merger Agreement with the Secretary of State of the State of Delaware in accordance with Section 252(c) of the Delaware General Corporation Law (the "Effective Time").

2. Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation of Merger Co., in effect immediately prior to the Effective Time, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until amended as provided therein and under the Delaware General Corporation Law.

3. Succession. At the Effective Time, the separate corporate existence of CV shall cease, and Merger Co. be the Surviving Corporation shall succeed to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of CV, and Merger Co. shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of CV, including, without limitation, all outstanding indebtedness of CV, all in the manner and as more fully set forth in Sections 251-252 of the Delaware General Corporation Law, as applicable.

4. Directors. The directors of CV immediately prior to the Effective Time shall be the directors of the Surviving Corporation, Merger Co., at and after the Effective Time to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

5. Officers. The officers of CV immediately preceding the Effective Time shall be the officers of the Surviving Corporation Merger Co., at and after the Effective Time until their successors are duly elected and qualified.

6. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

     a. each share of CV Common Stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and non-assessable share of Merger Co. Common Stock;

     b. each share of CV Common Stock held in the treasury of CV immediately prior to the Effective Time shall be cancelled and retired;

     c. each options, warrant, purchase right, unit or other security of CV convertible into shares of CV Common Stock shall become convertible into the same number of shares of Merger Co. common Stock as such security would have received if the security had been converted into shares of CV Common Stock immediately prior to the Effective Time, and Merger Co. shall reserve for purposes of the exercise of such options, warrants, purchase rights, units or other securities an equal number of shares of Merger Co. Common Stock as CV had reserved; and

     d. each share of Merger Co. Common Stock issued and outstanding in the name of CV immediately prior to the Effective Time shall be cancelled and retired and resume the status of authorized and unissued shares of Merger Co. Common Stock.

7. Other Agreements. At the Effective Time, Merger Co. shall assume any obligation of CV to deliver or make available shares of CV Common Stock under any agreement or employee benefit plan not referred to in Paragraph 6 herein to which CV is a party. Any reference to CV Common Stock under any such agreement or employee benefit plan shall be deemed to be a reference to Merger Co. Common Stock and one share of Merger Co. Common Stock shall be issuable in lieu of each share of CV Common Stock required to be issued by any such agreement or employee benefit plan, subject to subsequent adjustment as provided in any such agreement or employee benefit plan.

8. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of CV such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or conform, of record or otherwise, in the Surviving
     Corporation, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CV, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of CV or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

9. Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of CV Common or Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the respective shares of Merger Co. Common Stock, as the case may be, into which the shares of CV Common or Preferred Stock represented by such certificates have been converted as herein provided and shall be so registered on the books and records of Merger Co. and its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Merger Co. or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Merger Co. Common or Preferred Stock, as the ease may be, evidenced by such outstanding certificate, as above provided.

10. Amendment. The parties hereto, by mutual consent of their respective boards of directors, may amend, modify or supplement this Merger Agreement prior to the Effective Time.

11. Compliance with Sections 251 and 252 of the Delaware General Corporation Law. Prior to the Effective Time, the parties hereto will take all steps necessary to comply with Sections 251 & 252 of the Delaware General Corporation Law, as may be applicable, including without limitation, the following:

     a) Certificate of Incorporation, Amendments, and By-Laws of Merger Co. At the Effective Time, the Certificate of Incorporation Amendments, and By-Laws of Merger Co. as in effect immediately prior to the Effective Time shall be in the form of the Certificate of Incorporation, Amendments, and By-Laws of Merger Co. as surviving corporation.

     b) Directors and Officers of Merger Co. At the Effective Time, the directors and officers of CV immediately prior to the Effective Time shall be the directors and officers of Merger Co., in the case of directors, until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of Merger Co.

     c) Filings. Prior to the Effective Time, the Surviving Corporation shall cause a certified copy of this Agreement to be executed and filed with the Delaware Secretary of State and Articles of Merger shall be filed in Colorado with the Secretary of State. Prior to the Effective Time, to the extent necessary to effectuate any amendments to the certificates of incorporation of the Surviving Corporation, Merger Co., contemplated by this Agreement, the Surviving Corporation, Merger Co., shall cause to be filed with the Delaware Secretary of State such certificates or documents required to give effect thereto.

12. Termination. This Merger Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Merger Agreement by the board of directors of Merger Co. and CV, by action of the board of directors of CV if it determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of CV and its stockholders.

13. Counterparts. This Merger Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

14. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement.

15. Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, Merger Co. and CV have caused this Merger Agreement to be executed and delivered as of the date first above written.

CCVG, INC., a Delaware corporation



-----------------------------------------
Name:  David J. Cutler
Title: President and CEO


------------------------------------------
Name:
Title:  Secretary


CONCORD VENTURES, INC., a Colorado Corporation


-----------------------------------------
Name:  David J. Cutler
Title: President & CEO

                            CERTIFICATE OF SECRETARY
                                       OF
                                   CCVG, INC.,
                             a Delaware Corporation


          I hereby certify that the Agreement and Plan of Merger has been adopted pursuant to Sections 252 of Delaware General Corporation Law as applicable and that the Resolutions of the Board of Directors authorizing the Agreement and Plan of Merger are attached hereto as Exhibit A.


                                                  CCVG, Inc.,
                                                  a Delaware Corporation

Dated _______________________                     _____________________________
                                                  ________________, Secretary